NEWS RELEASE

AbCellera Reports Q3 2024 Business Results

11/04/2024

VANCOUVER, British Columbia - AbCellera (Nasdaq: ABCL) today announced financial results for the third quarter of 2024. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“Through the third quarter we continued to execute on our key priorities of advancing our internal pipeline and building capabilities to support clinical trials activities in 2025 and beyond,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “Notably, we completed the consolidation into our new headquarters in Vancouver, Canada, which marks a significant milestone towards completing our platform and infrastructure investments.”

Q3 2024 Business Summary
●Expanded existing collaboration with Eli Lilly and Company to discover therapeutic antibodies for programs in immunology, cardiovascular disease, and neuroscience.
●Reported the start of two additional partner-initiated programs with downstreams to reach a cumulative total of 95 partner-initiated program starts with downstreams.
●Maintained a cumulative total of 14 molecules advanced to the clinic.

Key Business Metrics

Cumulative Metrics	September 30, 2023	September 30, 2024	Change %
Partner-initiated program starts with downstreams	84	95	13%
Molecules in the clinic	10	14	40%

AbCellera started discovery on an additional two partner-initiated programs with downstreams to reach a cumulative total of 95 partner-initiated program starts with downstreams in Q3 2024 (up from 84 on September 30, 2023). AbCellera’s partners have advanced a cumulative total of 14 molecules into the clinic (up from 10 on September 30, 2023).

Discussion of Q3 2024 Financial Results
●Revenue – Total revenue was $6.5 million, compared to $6.6 million in Q3 2023. In both periods, the majority of revenues were research fees generated by our partnerships.
●Research & Development (R&D) Expenses – R&D expenses were $41.0 million, compared to $37.9 million in Q3 2023, reflecting underlying continued growth in program execution, platform development, and investments in internal programs.
●Sales & Marketing (S&M) Expenses – S&M expenses were $3.1 million, compared to $3.5 million in Q3 2023.
●General & Administrative (G&A) Expenses – G&A expenses were $19.1 million, compared to $14.4 million in Q3 2023.
●Net Loss – Net loss of $51.1 million, or $(0.17) per share on a basic and diluted basis, compared to net loss of $28.6 million, or $(0.10) per share on a basic and diluted basis in Q3 2023.
●Liquidity – $670.4 million of total cash, cash equivalents, and marketable securities and with approximately $205 million in available non-dilutive government funding to execute on AbCellera's strategy, bringing total available liquidity to over $875 million.

Conference Call and Webcast
AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.
AbCellera (Nasdaq: ABCL) discovers and develops antibody medicines for indications across therapeutic areas including cancer, metabolic and endocrine conditions, and autoimmune disorders. AbCellera’s engine integrates technology, data science, infrastructure, and interdisciplinary teams to solve the most challenging antibody discovery problems. AbCellera is focused on advancing an internal pipeline of first-in-class and best-in-class programs and collaborating on innovative drug development programs with partners. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. Information on changes is set forth in our Annual Report on Form 10-K for the year ended December 31, 2023.
Partner-initiated program starts with downstreams represent the number of unique partner-initiated programs where we stand to participate financially in downstream success for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of the selection and initiation of projects by our partners and the resulting potential for near-term payments. Cumulatively, partner-initiated program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties (or royalty equivalents) in the mid- to long-term.
Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has reached “open” status or has otherwise been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.
In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition

and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

AbCellera Biologics Inc.
Condensed Consolidated Statements of Loss and
Comprehensive Loss
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data.)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2024	2023	2024
Revenue:
Research fees	$6,413	$6,289	$26,812	$21,516
Licensing revenue	186	218	784	767
Milestone payments	–	–	1,250	1,500
Total revenue	6,599	6,507	28,846	23,783
Operating expenses:
Research and development(1)	37,917	40,969	127,036	121,183
Sales and marketing(1)	3,468	3,135	11,080	9,635
General and administrative(1)	14,369	19,147	45,025	56,691
Depreciation, amortization, and impairment	5,735	36,919	16,859	78,285
Total operating expenses	61,489	100,170	200,000	265,794
Loss from operations	(54,890)	(93,663)	(171,154)	(242,011)
Other income:
Interest income	(10,740)	(9,603)	(31,278)	(29,805)
Grants and incentives	(2,828)	(3,491)	(10,779)	(10,076)
Other income	(2,046)	(17,937)	(3,670)	(48,564)
Total other income	(15,614)	(31,031)	(45,727)	(88,445)
Net loss before income tax	(39,276)	(62,632)	(125,427)	(153,566)
Income tax recovery	(10,666)	(11,525)	(26,179)	(24,919)
Net loss	$(28,610)	$(51,107)	$(99,248)	$(128,647)
Foreign currency translation adjustment	439	841	(69)	488
Comprehensive loss	$(28,171)	$(50,266)	$(99,317)	$(128,159)

Net loss per share
Basic	$(0.10)	$(0.17)	$(0.34)	$(0.44)
Diluted	$(0.10)	$(0.17)	$(0.34)	$(0.44)
Weighted-average common shares outstanding
Basic	289,496,841	294,851,945	288,750,387	293,930,702
Diluted	289,496,841	294,851,945	288,750,387	293,930,702

(1) Exclusive of depreciation, amortization, and impairment

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheets
(All figures in U.S. dollars. Amounts are expressed in thousands except share data.)
(Unaudited)

	December 31, 2023	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$133,320	$126,640
Marketable securities	627,265	516,499
Total cash, cash equivalents, and marketable securities	760,585	643,139
Accounts and accrued receivable	30,590	31,373
Restricted cash	25,000	25,000
Other current assets	55,810	43,371
Total current assets	871,985	742,883
Long-term assets:
Property and equipment, net	287,696	331,263
Intangible assets, net	120,425	52,577
Goodwill	47,806	47,806
Investments in equity accounted investees	65,938	84,084
Other long-term assets	94,244	134,215
Total long-term assets	616,109	649,945
Total assets	$1,488,094	$1,392,828
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$49,580	$53,773
Contingent consideration payable	50,475	20,217
Deferred revenue	18,958	5,578
Total current liabilities	119,013	79,568
Long-term liabilities:
Operating lease liability	71,222	66,274
Deferred revenue	8,195	8,100
Deferred government contributions	95,915	142,046
Contingent consideration payable	4,913	4,441
Deferred tax liability	30,612	12,781
Other long-term liabilities	5,906	1,524
Total long-term liabilities	216,763	235,166
Total liabilities	335,776	314,734
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2023 and September 30, 2024: 290,824,970 and 295,157,474 shares issued and outstanding at December 31, 2023 and September 30, 2024, respectively	753,199	772,832
Additional paid-in capital	121,052	155,354
Accumulated other comprehensive loss	(1,720)	(1,232)
Accumulated earnings	279,787	151,140
Total shareholders' equity	1,152,318	1,078,094
Total liabilities and shareholders' equity	$1,488,094	$1,392,828

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars.)
(Unaudited)

	Nine months ended September 30,
	2023	2024
Cash flows from operating activities:
Net loss	$(99,248)	$(128,647)
Cash flows from operating activities:
Depreciation of property and equipment	8,874	10,437
Amortization and impairment of intangible assets	7,985	67,848
Amortization of operating lease right-of-use assets	4,926	4,813
Stock-based compensation	47,735	52,355
Fair value gain on contingent consideration and investments	–	(48,727)
Deferred income tax and other	(6,354)	(17,891)
Changes in operating assets and liabilities:
Research fees and grants receivable	(35,495)	(54,258)
Accrued royalties receivable	9,273	–
Income taxes payable (receivable)	28,685	(8,709)
Accounts payable and accrued liabilities	(1,852)	4,018
Deferred revenue	(7,238)	(13,474)
Accrued royalties payable	(16,253)	–
Deferred grant income	30,377	30,671
Other assets	4,319	1,008
Net cash used in operating activities	(24,266)	(100,556)
Cash flows from investing activities:
Purchases of property and equipment	(62,516)	(62,766)
Purchase of marketable securities	(744,674)	(612,249)
Proceeds from marketable securities	642,913	735,989
Receipt of grant funding	15,023	29,150
Long-term investments and other assets	(37,317)	13,538
Investment in equity accounted investees	(10,214)	(17,956)
Net cash provided by (used in) investing activities	(196,785)	85,706
Cash flows from financing activities:
Payment of liability for in-licensing agreement and other	(1,049)	(552)
Proceeds from long-term liabilities	6,560	7,599
Proceeds from exercise of stock options	1,080	1,580
Net cash provided by financing activities	6,591	8,627
Effect of exchange rate changes on cash and cash equivalents	(479)	(457)
Decrease in cash and cash equivalents	(214,939)	(6,680)
Cash and cash equivalents and restricted cash, beginning of period	414,651	160,610
Cash and cash equivalents and restricted cash, end of period	$199,712	$153,930
Restricted cash included in other assets	2,290	2,290
Total cash, cash equivalents, and restricted cash shown on the balance sheet	$197,422	$151,640
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	12,948	15,989
Right-of-use assets obtained in exchange for operating lease obligation	3,586	2,232

Inquiries
Media: Kathleen Reid: media@abcellera.com, +1(236)521-6774
Business Development: Murray McCutcheon, Ph.D., partnering@abcellera.com,+1(604)559-9005
Investor Relations: Peter Ahn, ir@abcellera.com, +1(778)729-9116
Source: AbCellera Biologics Inc.